EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
iMergent, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-95205, No. 333-120432, and No. 333-120433 on Form S-8 of iMergent, Inc. of our reports dated September 3, 2008 with respect to the consolidated financial statements, financial statement schedule and internal control over financial reporting of iMergent, Inc. contained in iMergent, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ Tanner LC

Salt Lake City, Utah

September 3, 2008